UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2019

 Vista Outdoor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36597		47-1016855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1 Vista Way	Anoka	MN	55303
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:  (763) 433-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	VSTO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01.    Regulation FD Disclosure

On September 10, 2019, Vista Outdoor Inc. (“Vista Outdoor”) will hold a publicly webcast investor day at which the Company’s management will present information regarding the Company’s operational performance, growth strategies, and updated financial outlook for Fiscal Year 2020 and beyond, among other topics. Vista Outdoor has posted an updated investor presentation dated as of September 10, 2019 to its website. The investor presentation and any future updates thereto will be available on the Company’s website at http://investors.vistaoutdoor.com. A copy of the presentation is attached as Exhibit 99.1 and incorporated by reference herein.

Note: Information in this report (including the exhibit) furnished pursuant to Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely as a result of the requirements of Regulation FD. Furthermore, the information provided in this report and in Exhibit 99.1 hereto shall not be deemed to be incorporated by reference into any filings of the Company under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Investor presentation slides issued by Vista Outdoor Inc. on September 10, 2019.
104	The cover page from the Company’s Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA OUTDOOR INC.

		By:	/s/ Dylan S. Ramsey
		Name:	Dylan S. Ramsey
		Title:	Vice President, General Counsel & Corporate Secretary

Date:	September 10, 2019

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